NEWS RELEASE

For Immediate Release	Contact:	Deanna Hart	Angela English
October 23, 2026		Investor Relations	Corporate Communications
		919-716-2137	803-931-1854

FIRST CITIZENS BANCSHARES REPORTS THIRD QUARTER 2026 EARNINGS, ANNOUNCES ADDITIONAL SHARE REPURCHASE PLAN

RALEIGH, N.C. -- First Citizens BancShares, Inc. (“BancShares”) (Nasdaq: FCNCA) reported earnings for the third quarter of 2026.

Chairman and CEO Frank B. Holding, Jr. said: “Third quarter performance exceeded our expectations, fueled by strong, high quality top-line growth, accelerated loan and deposit growth, highly resilient credit quality, and expense discipline. We returned $600 million to our stockholders through share repurchases and further optimized our balance sheet by repaying another $8.0 billion of the Purchase Money Note. Additionally, we are pleased to announce the approval by our Board of Directors of a new share repurchase plan, authorizing the repurchase of up to $1.2 billion of our Class A common shares through 2027, a testament to our dedication to long-term value creation and returning capital to our stockholders.”

BMO BRANCH ACQUISITION
On September 4, 2026, First-Citizens Bank & Trust Company (“First Citizens Bank”), the wholly owned banking subsidiary of BancShares, completed its previously announced acquisition of 138 branches from BMO Bank N.A. located throughout the Midwest, Great Plains and West regions of the U.S. (the “BMO Branch Acquisition”). In connection with the BMO Branch Acquisition, First Citizens Bank assumed approximately $4.9 billion in deposits and acquired approximately $650 million in loans.

FINANCIAL HIGHLIGHTS
Measures referenced below “as adjusted” or “excluding PAA” (or purchase accounting accretion) are non-GAAP financial measures. Refer to the Financial Supplement available at ir.firstcitizens.com or www.sec.gov for a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure.

Net income for the third quarter of 2026 (“current quarter”) was $606 million, compared to $672 million for the second quarter of 2026 (“linked quarter”). Net income available to common stockholders for the current quarter was $577 million, or $51.23 per common share, a $63 million decrease from $640 million, or $55.52 per common share, in the linked quarter.

Adjusted net income for the current quarter was $652 million, compared to $691 million for the linked quarter. Adjusted net income available to common stockholders was $623 million, or $55.37 per common share, a $36 million decrease from $659 million, or $57.09 per common share, in the linked quarter.

NET INTEREST INCOME AND MARGIN
•Net interest income was $1.70 billion for the current quarter, an increase of $43 million over the linked quarter. Net interest income, excluding PAA, was $1.66 billion, an increase of $47 million over the linked quarter.
◦Interest income on loans increased $88 million, mainly due to a higher average balance and a higher yield, partially offset by a $5 million decrease in loan PAA.
◦Interest income on investment securities increased $26 million due to a higher average balance and a higher yield.

◦Interest expense on borrowings decreased $19 million, mainly due to a decline in the average balance as we repaid an additional $8.00 billion of the Purchase Money Note, partially offset by a higher average balance of and a higher rate paid on senior unsecured borrowings.
◦Interest expense on interest-bearing deposits increased $90 million due to a higher average balance and a higher rate paid, reflecting growth in the Direct Bank and brokered deposits.
•Net interest margin (“NIM”) was 3.07% for the current quarter, a modest decline of 3 basis points from the linked quarter. NIM, excluding PAA, was 2.99% in the current quarter, down 2 basis points from the linked quarter.
◦The yield on average interest-earning assets was 5.36%, an increase of 2 basis points from the linked quarter, mainly due to higher yields on and higher average balances of loans and investment securities.
◦The rate paid on average interest-bearing liabilities was 3.01%, an increase of 6 basis points from the linked quarter, primarily due to increases in the average balance of and rate paid on interest-bearing deposits, partially offset by the impact of a lower average balance of borrowings.

NONINTEREST INCOME AND EXPENSE
•Noninterest income was $734 million, compared to $776 million in the linked quarter, a decrease of $42 million. Adjusted noninterest income was $575 million, a decrease of $11 million from the linked quarter. The decreases in noninterest income and adjusted noninterest income were largely due to the following:
◦Other noninterest income decreased $42 million, mainly reflecting a $37 million sequential quarter decrease in the fair value of equity warrants as the fair value declined $6 million in the current quarter after increasing $31 million in the linked quarter. Additionally, the gain on tax credit investments decreased $12 million as the linked quarter included a gain on sale. The decreases in other noninterest income were partially offset by a $13 million increase in the fair value of customer derivatives.
◦Lending-related fees increased $10 million, largely driven by higher capital markets activity.
◦Client investment fees increased $9 million, mainly due to higher average off-balance sheet client funds.
◦Rental income on operating lease equipment increased $8 million, primarily due to growth in the railcar portfolio, positive repricing, and increased utilization.
•Additionally, the fair value adjustment on marketable equity securities decreased $38 million, partially offset by a $28 million increase in the realized gain on sale of investments. The loss on extinguishment of debt increased $12 million due to payments of $8.00 billion on the Purchase Money Note in the current quarter, compared to $2.50 billion in the linked quarter.
•Noninterest expense was $1.57 billion, an increase of $22 million from the linked quarter, mainly due to the following:
◦Other noninterest expense increased $19 million, including software impairment and other accruals.
◦Acquisition-related expenses increased $10 million due to completion of the BMO Branch Acquisition.
◦Third-party processing fees increased $12 million, largely offset by a decrease of $8 million in equipment expense, reflecting continued investment in digital infrastructure and data center modernization.
◦Professional fees decreased $8 million as several risk management and technology projects were completed.
◦Marketing expense decreased $5 million, primarily due to lower promotion costs for Direct Bank deposits.
•Adjusted noninterest expense was $1.36 billion, an increase of $9 million from the linked quarter.
BALANCE SHEET SUMMARY
•Loans and leases were $157.19 billion at September 30, 2026, an increase of $6.16 billion or 4.1% compared to $151.03 billion at June 30, 2026, primarily due to loan growth of $5.48 billion in the Commercial Bank segment, mainly concentrated in Fund Banking. Loan growth of $633 million in the General Bank segment was largely due to the BMO Branch Acquisition.
•Total investment securities were $44.88 billion at September 30, 2026, an increase of $1.32 billion since June 30, 2026. Purchases during the current quarter remained concentrated in available for sale U.S. treasury and agency mortgage-backed securities.
•Deposits were $185.26 billion at September 30, 2026, an increase of $11.84 billion or 6.8% since June 30, 2026, due to the following:

◦General Bank segment deposits increased $5.66 billion, largely due to deposits of approximately $4.86 billion assumed in the BMO Branch Acquisition.
◦Corporate deposits increased $4.71 billion, mainly due to growth in the Direct Bank and brokered deposits of $3.21 billion and $1.32 billion, respectively.
◦Commercial Bank segment deposits increased $1.46 billion.
•Noninterest-bearing deposits decreased by $73 million (0.2% from the linked quarter) and represented 22.9% of total deposits as of September 30, 2026, compared to 24.5% at June 30, 2026. The cost of average total deposits was 2.16% for the current quarter, compared to 2.07% for the linked quarter.
•Borrowings were $24.47 billion at September 30, 2026, a decrease of $7.72 billion compared to $32.19 billion at June 30, 2026, mainly due to payments of $8.00 billion on the Purchase Money Note, partially offset by the issuance of $400 million of senior unsecured notes by First Citizens Bank.
•The Purchase Money Note declined from $35.85 billion at September 30, 2025 to $20.45 billion at September 30, 2026.
•Funding mix improved as deposits represented 88.3% of total funding at September 30, 2026 compared to 84.3% at June 30, 2026.
•Interest-earning deposits at banks were $18.29 billion at September 30, 2026, a decrease of $2.84 billion compared to $21.13 billion at June 30, 2026, a function of the balance sheet trends discussed above.

PROVISION FOR CREDIT LOSSES AND CREDIT QUALITY
•Provision for credit losses was $55 million for the current quarter, compared to a benefit for credit losses of $10 million for the linked quarter. The current quarter included a provision for loan and lease losses of $50 million and a provision for off-balance sheet credit exposure of $6 million.
◦The provision for loan and lease losses for the current quarter was $50 million, compared to $34 million for the linked quarter. The $16 million increase was mainly attributable to the impact of a $48 million reserve release in the current quarter compared to a $74 million reserve release in the linked quarter, partially offset by a decline of $5 million in net charge-offs and the initial reserve of $5 million for the loans acquired in the BMO Branch Acquisition.
▪The $48 million reserve release in the current quarter was largely driven by lower specific reserves, improvements in credit quality, and growth concentrated in capital call lines which have a significantly lower loss rate relative to our other loan portfolios, partially offset by changes in the macroeconomic scenarios.
▪The $74 million reserve release in the linked quarter was largely driven by lower specific reserves, improvements in credit quality including updates to certain models used to estimate the allowance, changes in the macroeconomic scenarios, and growth concentrated in capital call lines.
•Net charge-offs were $103 million (0.27% of average loans) for the current quarter, compared to $108 million (0.29% of average loans) for the linked quarter.
•Nonaccrual loans were $1.37 billion (0.87% of loans) at September 30, 2026, compared to $1.45 billion (0.96% of loans) at June 30, 2026.
•The allowance for loan and lease losses totaled $1.44 billion at September 30, 2026, compared to $1.48 billion at June 30, 2026. The allowance for loan and lease losses as a percentage of loans was 0.91% at September 30, 2026, compared to 0.98% at June 30, 2026.
CAPITAL AND LIQUIDITY
•Capital ratios remained above regulatory requirements. The estimated total risk-based capital, Tier 1 risk-based capital, Common equity Tier 1 risk-based capital, and Tier 1 leverage ratios were 12.90%, 11.32%, 10.24%, and 9.00%, respectively, at September 30, 2026. During the current quarter, BancShares issued Series F perpetual preferred stock for an aggregate amount of $300 million, which is included in Tier 1 capital.
•During the current quarter, we repurchased 278,828 shares of our Class A common stock for $600 million and paid a dividend of $2.10 per share on our Class A and Class B common stock. Shares repurchased during the current quarter represented 2.68% of Class A common shares and 2.45% of total Class A and Class B common shares outstanding at June 30, 2026.
◦From inception of the 2024 Share Repurchase Plan through September 30, 2026, we have repurchased 3,420,683 shares of our Class A common stock for $6.79 billion, representing 25.29% of Class A common shares and 23.54% of total Class A and Class B common shares outstanding as of June 30, 2024.
◦As of September 30, 2026, the total capacity remaining under the 2025 Share Repurchase Plan was $711 million. Additionally, the entire $1.2 billion capacity through 2027 remains under the Share Repurchase Plan announced on October 23, 2026 (“2027 SRP”).
•Liquidity position remains strong as liquid assets were $57.33 billion at September 30, 2026, compared to $59.14 billion at June 30, 2026.

EARNINGS CALL/ WEBCAST DETAILS
BancShares will host a conference call to discuss the company's financial results on Friday, October 23, 2026, at 9 a.m. Eastern time.
The call may be accessed via webcast on the company’s website at ir.firstcitizens.com.
Our earnings release, investor presentation, and financial supplement are available at ir.firstcitizens.com. In addition, these materials will be furnished to the Securities and Exchange Commission (the “SEC”) on a Form 8-K and will be available on the SEC website at www.sec.gov. After the event, a replay of the call will be available via webcast at ir.firstcitizens.com.

ABOUT FIRST CITIZENS BANCSHARES
First Citizens BancShares, Inc. (Nasdaq: FCNCA), a top 20 U.S. financial institution with more than $225 billion in assets and a member of the Fortune 500TM, is the financial holding company for First-Citizens Bank & Trust Company (“First Citizens Bank”). Headquartered in Raleigh, N.C., First Citizens Bank has built a unique legacy of strength, stability and long-term thinking that has spanned generations. First Citizens offers an array of general banking services with branches and offices nationwide; commercial banking expertise delivering best-in-class lending, leasing and other financial services coast to coast; innovation banking serving businesses at every stage; and a nationwide direct bank. Discover more at firstcitizens.com.

FORWARD-LOOKING STATEMENTS
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans, asset quality, future performance, and other strategic goals of BancShares. Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue,” “aims” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares’ current expectations and assumptions regarding BancShares’ business, the economy, and other future conditions.

Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic (including the imposition of tariffs, retaliatory tariff measures, trade barriers on trading partners, and supply chain disruptions), political (including impacts of any U.S. government shutdown), geopolitical events (including conflicts or developments in Ukraine, the Middle East and Latin America), natural disasters and market conditions, including changes in competitive pressures among financial institutions and the impacts related to or resulting from previous bank failures, the risks and impacts of future bank failures and other volatility in the banking industry, public perceptions of our business practices, including our deposit pricing and acquisition activity, the financial success or changing conditions or strategies of BancShares’ vendors or customers, including changes in demand for deposits, loans and other financial services, fluctuations in interest rates, changes in the quality or composition of BancShares’ loan or investment portfolio, actions of government regulators, including interest rate decisions by the Board of Governors of the Federal Reserve System (the “Federal Reserve”), changes to estimates of future costs and benefits of actions taken by BancShares, BancShares’ ability to maintain adequate sources of funding and liquidity, the timing and amount of any prepayments of the Purchase Money Note, which depend on deposit growth, market conditions and the availability and cost of alternative funding, the potential impact of decisions by the Federal Reserve on BancShares’ capital plans, adverse developments with respect to U.S. or global economic conditions, including significant turbulence in the capital or financial markets, the impact of any sustained or elevated inflationary environment, the impact of any cyberattack, information or security breach, the effect of technological change, including artificial intelligence and digital assets, the impact of implementation and compliance with current or proposed laws, regulations and regulatory interpretations, including potential increased regulatory requirements, limitations, and costs, such as FDIC special assessments, increases to FDIC deposit insurance premiums, changes in regulatory capital requirements, or limitations on credit card interest rates, along with the risk that such laws, regulations and regulatory interpretations may change, the availability of capital and personnel, changes or enhancements BancShares implements with respect to risk management, technology, personnel, financial service offerings, or other areas, and the risks associated with BancShares’ previously completed acquisition transactions, including the integration of, and retention of deposits and clients acquired in, the BMO Branch Acquisition, or any future transactions.

BancShares’ Share Repurchase Plan announced in July 2025 (“2025 SRP”) allows BancShares to repurchase shares of its Class A common stock through 2026, and the 2027 SRP allows BancShares to repurchase shares of its Class A common stock in 2027. BancShares is not obligated under the 2025 SRP or the 2027 SRP to repurchase any minimum or particular number of shares, and repurchases may be suspended or discontinued at any time (subject to the terms of any Rule 10b5-1 plan in effect) without prior notice. The authorization to repurchase Class A common stock will be utilized at management’s discretion. The actual timing and amount of Class A common stock that may be repurchased under the 2025 SRP or the 2027 SRP will depend on a number of factors, including the terms of any Rule 10b5-1 plan then in effect, price, general business and market conditions, regulatory requirements, and alternative investment opportunities or capital needs.

Except to the extent required by applicable laws or regulations, BancShares disclaims any obligation to update forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward-looking statements can be found in BancShares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and its other filings with the SEC.

NON-GAAP MEASURES
Certain measures in this release, including those referenced as “adjusted” or “excluding PAA,” are “non-GAAP,” meaning they are numerical measures of BancShares’ financial performance, financial position or cash flows that are not presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”) because they exclude or include amounts or are adjusted in some way so as to be different than the most directly comparable measures calculated and presented in accordance with GAAP in BancShares’ statements of income, balance sheets or statements of cash flows and also are not codified in U.S. banking regulations currently applicable to BancShares. BancShares management believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial information, can provide transparency about or an alternative means of assessing its operating results, financial position or cash flows to its investors, analysts and management. These non-GAAP measures should be considered in addition to, and not superior to or a substitute for, GAAP measures. Each non-GAAP measure is reconciled to the most comparable GAAP measure in the non-GAAP reconciliation. This information can be found in the Financial Supplement located in the Quarterly Results section of our website at https://ir.firstcitizens.com/financial-information/quarterly-results/default.aspx.